                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated February 16, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of AIM New Pacific Fund, which is also incorporated by reference and included in the Registration Statement.





PricewaterhouseCoopers LLP

Boston, Massachusetts
March 21, 2000